            NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK

                                       OF

                           FRISCH'S RESTAURANTS, INC.

             PURSUANT TO THE OFFER TO PURCHASE DATED JULY 14, 1997

     This form or a facsimile hereof must be used to accept the Offer (as defined below) if certificates for the Shares of Common Stock of Frisch's Restaurants, Inc., no par value, are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form, properly completed and duly executed, may be delivered by hand, or transmitted by mail, overnight courier or by facsimile transmission to the Depositary. See Section 2 of the Offer to Purchase. THE ELIGIBLE INSTITUTION COMPLETING THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                 TO: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Hand, Mail or by Overnight Courier:                       By Facsimile Transmission:
2 Broadway, 19th Floor                                       (For Eligible Institutions Only)
New York, New York 10004                                     (212) 509-5150

         Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                            (212) 509-4000, Ext. 535

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Frisch's Restaurants, Inc., an Ohio corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 14, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, no par value (the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

Number of Shares:
                 ---------------------------------------------------------------

Certificate Nos.: (if available)
                                ------------------------------------------

If Shares will be tendered by book-entry transfer:
Name of Tendering Institution:
                              -------------------------------------------

Account No.
           ------------------------------------- at (check one)
[ ] The Depositary Trust Company
[ ] Philadelphia Depository Trust Company

 PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED. IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED MUST BE USED. CHECK ONLY ONE BOX. IF MORE THAN ONE BOX
    IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
--------------------------------------------------------------------------------

[ ] $15.0000   [ ] $15.3750   [ ] $15.7500   [ ] $16.1250   [ ] $16.5000   [ ] $16.8750
[ ] $15.0625   [ ] $15.4375   [ ] $15.8125   [ ] $16.1875   [ ] $16.5625   [ ] $16.9375
[ ] $15.1250   [ ] $15.5000   [ ] $15.8750   [ ] $16.2500   [ ] $16.6250   [ ] $17.0000
[ ] $15.1875   [ ] $15.5625   [ ] $15.9375   [ ] $16.3125   [ ] $16.6875
[ ] $15.2500   [ ] $15.6250   [ ] $16.0000   [ ] $16.3750   [ ] $16.7500
[ ] $15.3125   [ ] $15.6875   [ ] $16.0625   [ ] $16.4375   [ ] $16.8125

                                   SIGN HERE

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                      Name(s)               (Please Print)

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                                    Address

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                         Area Code and Telephone Number

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                                  Signature(s)

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity that is a member in good standing of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States and a participant in an approved Signature Guarantee Medallion Program pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (i) that the above-named person(s) "owns" (has a net long position) in the Shares being tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act (ii) that such tender of Shares complies with Rule 14e-4, and (ii) to deliver to the Depositary at its address set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three American Stock Exchange trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

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                                  Name of Firm

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                                    Address

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                             City, State, Zip Code

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                              Authorized Signature

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                                      Name

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                                     Title

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                         Area Code and Telephone Number

Dated:
      --------------------------------------- , 1997

                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
                   YOUR SHARE CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.

                                        3